Exhibit 21

      The seven registrants, Entergy Corporation, System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., and Entergy New Orleans, Inc., and their active subsidiaries, are listed below:

                                                        State or Other
                                                       Jurisdiction of
                                                        Incorporation

 Entergy Corporation                                       Delaware
 System Energy Resources, Inc. (a)                         Arkansas
 Entergy Arkansas, Inc. (a)                                Arkansas
 Entergy Arkansas Capital I (b)                            Delaware
 The Arklahoma Corporation (b)                             Arkansas
 Entergy Gulf States, Inc. (a)                             Texas
 Entergy Gulf States Capital I (c)                         Delaware
 Varibus Corporation (c)                                   Texas
 GSG&T, Inc. (c)                                           Texas
 Southern Gulf Railway Company (c)                         Texas
 Prudential Oil & Gas, Inc. (c)                            Texas
 Entergy Louisiana, Inc. (a)                               Louisiana
 Entergy Louisiana Capital I (d)                           Delaware
 Entergy Mississippi, Inc. (a)                             Mississippi
 Entergy New Orleans, Inc. (a)                             Louisiana
 System Fuels, Inc. (e)                                    Louisiana
 Entergy Services, Inc. (a)                                Delaware
 Entergy Power, Inc. (a)                                   Delaware
 Entergy Operations, Inc. (a)                              Delaware
 Entergy Enterprises, Inc. (a)                             Louisiana
 Entergy S.A. (a)                                          Argentina
 Entergy Transener S.A. (a)                                Argentina
 Entergy Power Development Corporation (a)                 Delaware
 Entergy Richmond Power Corporation                        Delaware
 Entergy Integrated Solutions, Inc.                        Delaware
 Entergy Pakistan Ltd.                                     Delaware
 Entergy Power Asia Ltd.                                   Cayman Islands
 Entergy Power Development International Corporation (a)   Delaware
 EP Edegel, Inc.                                           Delaware
 Entergy Power CBA Holding II Ltd.                         Bermuda
 EPG Cayman Holding I                                      Cayman Islands
 EPG Cayman Holding II                                     Cayman Islands
 Entergy Victoria LDC                                      Cayman Islands
 Entergy Victoria Holding, LDC                             Cayman Islands
 CitiPower Trust                                           Australia
 CitiPower Ltd.                                            Australia
 Entergy Power Edesur Holding, Ltd. (a)                    Bermuda
 Entergy Power Marketing Corporation (a)                   Delaware
 Entergy Power Operations Corporation (a)                  Delaware
 Entergy Power Holding II, Ltd.                            Cayman Islands
 Entergy Power Operations Holdings, Ltd.                   Cayman Islands
 Entergy Power Operations Pakistan LDC                     Cayman Islands
 Entergy Nuclear, Inc.                                     Delaware
 Entergy Operations Services, Inc.                         Delaware
 Entergy Mexico, Ltd.                                      Cayman Islands
 Entergy Peru S.A.                                         Peru
 Entergy do Brasil LTDA                                    Brazil
 Entergy Technology Holding Company (a)                    Delaware
 Entergy Power UK Holding Ltd.                             England
 Entergy Power UK plc                                      England
 London Electricity plc                                    England
_______________________

(a)Entergy  Corporation  owns  all of the Common  Stock  of  System  Energy
   Resources, Inc., Entergy Arkansas Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Services, Inc., Entergy Power, Inc., Entergy
   Operations, Inc., Entergy Enterprises, Inc., Entergy S.A., Entergy Transener S.A., Entergy Power Development Corporation, Entergy Power Development International Corporation, Entergy Power Edesur Holding, Ltd., Entergy Power Marketing Corporation, Entergy Power Operations Corporation, and Entergy Technology Holding Company.

(b)Entergy Arkansas, Inc. 100 % of the common stock of Entergy Arkansas Capital I and 34% of the Common Stock of The Arklahoma Corporation.

(c)Entergy Gulf States, Inc. owns all of the Common Stock of Entergy Gulf States Capital I, Varibus Corporation, GSG&T, Inc., Southern Gulf Railway Company, and Prudential Oil & Gas, Inc.

(d)Entergy Louisiana, Inc. owns all of the common stock of Entergy Louisiana Capital I.

(e)The capital stock of System Fuels, Inc. is owned in proportions of 35%, 33%, 19% and 13% by Entergy Arkansas, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., and Entergy New Orleans, Inc., respectively.